Exhibit 99.1

Media Contact:
Steve Sabicer
714-907-6264
ssabicer@thesabicergroup.com

Investor Contact:
Susan Morrison
858-366-6900 x7005
IR@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces Fourth Quarter and Full Year 2020 Financial Results
and 2021 Financial Guidance

San Diego, February 24, 2021 - Tandem Diabetes Care, Inc. (NASDAQ: TNDM), a leading insulin delivery and diabetes technology company, today reported its financial results for the quarter and year ended December 31, 2020 and financial guidance for the year ending December 31, 2021.

Fourth Quarter and Full Year 2020 Highlights

In comparing the fourth quarter of 2020 to the same period of 2019:
•Worldwide pump shipments increased 67 percent to 32,685 pumps
•Sales increased 55 percent to $168.1 million
•Adjusted EBITDA(1) remained consistent at 21 percent of sales
•Operating margin improved to 11 percent

In comparing the year ended December 31, 2020 to the same period of 2019:
•Worldwide pump shipments increased 24 percent to 90,771 pumps
•Sales increased 38 percent to $498.8 million
•Adjusted EBITDA(1) was 12 percent of sales compared to 13 percent in 2019
•Operating margin improved to negative 2 percent

“In 2020, we launched our best-in-class Control-IQ technology, surpassed the milestone of having more than 200,000 customers in our worldwide installed base, and made meaningful internal product development and operational progress, all under the constraints of the global pandemic,” said John Sheridan, president and chief executive officer. “In the year ahead, we remain focused on executing through operational excellence, delivering sustainable growth through our robust commercial offerings and product pipeline, and providing people worldwide a positively different experience in diabetes care.”

Fourth Quarter 2020 Financial Results

Worldwide pump shipments increased 67 percent to 32,685 pumps from 19,602 pumps. Worldwide sales increased 55 percent to $168.1 million from $108.4 million. Domestic pump shipments increased 41 percent to 24,552 pumps in the fourth quarter of 2020 from 17,453 pumps in the same period of 2019. Domestic sales were $139.3 million, or an increase of 42 percent compared to $98.2 million in the fourth quarter of 2019. International pump shipments increased 278 percent to 8,133 pumps in the fourth quarter of 2020 from 2,149 pumps in the same period of 2019. International sales were $28.7 million, or an increase of 182 percent compared to $10.2 million in the fourth quarter of 2019.

Exhibit 99.1
Gross profit for the fourth quarter of 2020 increased 50 percent to $90.6 million, compared to $60.3 million for the same period of 2019. Gross margin was 54 percent in the fourth quarter of 2020 and 56 percent in the same period of 2019. These included a non-cash stock-based compensation charge of $1.7 million in the fourth quarter of 2020 compared to $2.2 million for the same period of 2019. Royalty expense was $2.0 million in the fourth quarter of 2020, with no comparable expense in 2019.

For the fourth quarter of 2020, operating expenses totaled $71.9 million, compared to $58.1 million for the same period of 2019. Operating expenses included a non-cash charge for stock-based compensation of $11.6 million, compared to stock-based compensation of $16.4 million for the same period of 2019. Operating income totaled $18.7 million, compared to $2.1 million for the same period of 2019. Operating margin for the fourth quarter of 2020 was 11 percent compared to 2 percent for the same period of 2019. For the fourth quarter of 2020, adjusted EBITDA(1) was $35.4 million, compared to $22.5 million, or 21 percent of sales for both periods.

Net income for the fourth quarter of 2020 was $17.0 million, which included a $2.8 million non-cash gain for the change in fair value of certain outstanding warrants and $4.8 million of interest expense related to the Company’s May 2020 convertible debt offering, of which $3.9 million is non-cash. This is compared to net income of $2.7 million for the fourth quarter of 2019, which included a $0.2 million non-cash charge for the change in fair value of certain warrants outstanding at that time.

Full Year 2020 Financial Results

Worldwide pump shipments increased 24 percent to 90,771 pumps from 73,431 pumps. Worldwide sales increased 38 percent to $498.8 million from $362.3 million. Domestic pump shipments increased 32 percent to 70,825 pumps for the year ended 2020 from 53,735 pumps in the same period of 2019. Domestic sales were $415.7 million, or an increase of 38 percent compared to $302.1 million for the year ended 2019. International pump shipments increased 1 percent to 19,946 pumps in 2020 from 19,696 pumps in 2019. International sales were $83.2 million, or an increase of 38 percent compared to $60.2 million in 2019.

Gross profit for the year ended 2020 increased 34 percent to $260.5 million, compared to $194.2 million for the same period of 2019. Gross margin was 52 percent in 2020, compared to 54 percent in the same period of 2019. These included a non-cash charge of $8.2 million for stock-based compensation for the year ended 2020, compared to $6.4 million for the comparable period of 2019. Royalty expense was $6.7 million for the year ended 2020, with no comparable expense in 2019.

For the year ended 2020, operating expenses totaled $268.5 million compared to $210.9 million for the same period of 2019. Operating expenses included a non-cash charge for stock-based compensation of $50.2 million, compared to stock-based compensation of $51.7 million for the same period of 2019. Operating loss totaled $8.0 million compared to $16.7 million for the same period of 2019. Operating margin for the year ended 2020 improved to negative 2 percent compared to negative 5 percent for the same period of 2019. For the year ended 2020, adjusted EBITDA(1) was $60.9 million, or 12 percent of sales, compared to $47.4 million, or 13 percent of sales, for the same period of 2019.

Net loss for the year ended 2020 was $34.4 million, which included a $17.1 million non-cash charge for the change in fair value of certain outstanding warrants and $12.8 million of interest expense related to the Company’s May 2020 convertible debt offering, of which $10.1 million is non-cash. This is compared to a net loss of $24.8 million for the year ended 2019, which included an $11.1 million non-cash charge for the change in fair value of certain outstanding warrants at that time.

Cash Balance and Liquidity

As of December 31, 2020, the Company had $484.9 million in cash, cash equivalents and short-term investments. This represents a $20.4 million increase in the fourth quarter of 2020 and a $308.5 million increase since December 31, 2019. The increase in cash, cash equivalents and short-term investments includes net proceeds of $244.6 million from the Company’s convertible debt transaction in May 2020.

Exhibit 99.1
2021 Financial Guidance

For the year ending December 31, 2021, the Company is providing its financial guidance as follows:
•Sales are estimated to be in the range of $600 million to $615 million, which represents an annual sales growth of 20 percent to 23 percent compared to 2020
▪Includes international sales of approximately $105 million to $110 million
•Gross margin is estimated to be approximately 55 percent
•Adjusted EBITDA(1) is estimated to be 14 percent to 15 percent of sales
•Non-cash charges included in cost of goods sold and operating expenses are estimated to be approximately $80 million, which include:
▪Approximately $65 million in non-cash, stock-based compensation expense
▪Approximately $15 million of depreciation and amortization

(1) See "Non-GAAP Financial Measures" below. EBITDA is a non-GAAP financial measure defined as net income (loss) excluding income taxes, interest and other non-operating items and depreciation and amortization. Adjusted EBITDA further adjusts for the change in fair value of common stock warrants and non-cash stock-based compensation expense. This definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by the Company to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. The Company presents Adjusted EBITDA to provide information that may assist investors in understanding its financial results. However, Adjusted EBITDA is not intended to be a substitute for net income (loss).

Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release, including adjusted EBITDA, to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. We believe these non-GAAP financial measures are important indicators of our operating performance because they exclude items that are unrelated to, and may not be indicative of, our core operating results. These non-GAAP financial measures, as we calculate them, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent we utilize such non-GAAP financial measures in the future, we expect to calculate them using a consistent method from period to period. A reconciliation of each of the GAAP financial measures to the most directly comparable non-GAAP financial measures has been provided under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results” in the financial statement tables attached to this press release. Consistent with SEC regulations, we have not provided a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in reliance on the “unreasonable efforts” exception set forth in the applicable regulations, because there is substantial uncertainty associated with predicting any future adjustments that we may make to our GAAP financial measures in calculating our non-GAAP financial measures.

Conference Call

The Company will hold a conference call and simultaneous webcast today at 4:30pm Eastern Time (1:30pm Pacific Time). The link to the webcast will be available by accessing the Events & Presentations tab in the Investor Center of the Tandem Diabetes Care website at http://investor.tandemdiabetes.com, and will be archived for 30 days. To listen to the conference call via phone, please dial 855-427-4396 (U.S./Canada) or 484-756-4261 (International) and use the participant code “7178576.”

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, Inc. (www.tandemdiabetes.com) is a medical device company dedicated to improving the lives of people with diabetes through relentless innovation and revolutionary customer experience. The Company takes an innovative, user-centric approach to the design, development and commercialization of products for people with diabetes who use insulin. Tandem’s flagship product, the t:slim X2 insulin pump, is capable of remote software updates using a personal computer and features integrated continuous glucose monitoring. Tandem is based in San Diego, California.

Exhibit 99.1
Tandem Diabetes Care is a registered trademark and t:slim X2 and Control-IQ are trademarks of Tandem Diabetes Care, Inc.

Follow Tandem Diabetes Care on Twitter @tandemdiabetes; use #tslimX2 and $TNDM.
Follow Tandem Diabetes Care on Facebook at www.facebook.com/TandemDiabetes.
Follow Tandem Diabetes Care on LinkedIn at https://www.linkedin.com/company/tandemdiabetes.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding, among other things, the Company’s projected financial results. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, the Company’s ability to achieve projected financial results will be impacted by market acceptance of the Company’s existing products and products under development by physicians and people with diabetes; the Company’s ability to establish and sustain operations to support international sales, including expansion into additional geographies; changes in reimbursement rates or insurance coverage for the Company’s products; the Company’s ability to meet increasing operational and infrastructure requirements from higher customer interest and a larger base of existing customers; the Company’s ability to complete the development and launch of new products when anticipated; the potential that newer products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render the Company’s products obsolete or less desirable; the depth and duration of the evolving COVID-19 pandemic, and the global response thereto; reliance on third-party relationships, such as outsourcing and supplier arrangements; global economic conditions; and other risks identified in the Company’s most recent Annual Report on Form 10-K and other documents that the Company files with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

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Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents and short-term investments	$484,936	$176,458
Accounts receivable, net	82,195	46,585
Inventories	63,721	49,073
Other current assets	6,383	4,025
Total current assets	637,235	276,141

Property and equipment, net	50,022	32,923
Operating lease right-of-use assets	19,773	15,561
Other long-term assets	9,385	1,485
Total assets	$716,415	$326,110

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and employee-related liabilities	$56,747	$54,079
Deferred revenue	6,082	3,869
Common stock warrants	14,261	23,509
Operating lease liabilities	9,421	6,320
Other current liabilities	17,341	11,619
Total current liabilities	103,852	99,396

Convertible senior notes, net - long-term	202,984	—
Operating lease liabilities - long-term	15,914	14,063
Other long-term liabilities	27,360	17,672
Total liabilities	350,110	131,131

Total stockholders’ equity	366,305	194,979
Total liabilities and stockholders’ equity	$716,415	$326,110

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Sales	$168,065	$108,398	$498,830	$362,305
Cost of sales	77,509	48,126	238,310	168,093
Gross profit	90,556	60,272	260,520	194,212
Operating expenses:
Selling, general and administrative	54,518	45,561	204,903	165,735
Research and development	17,376	12,567	63,574	45,199
Total operating expenses	71,894	58,128	268,477	210,934
Operating income (loss)	18,662	2,144	(7,957)	(16,722)
Total other income (expense), net	(1,624)	585	(28,325)	(7,882)
Income (loss) before income taxes	17,038	2,729	(36,282)	(24,604)
Income tax expense (benefit)	38	77	(1,900)	149
Net income (loss)	$17,000	$2,652	$(34,382)	$(24,753)

Net income (loss) per share, basic	$0.27	$0.04	$(0.56)	$(0.42)
Net income (loss) per share, diluted	$0.22	$0.04	$(0.56)	$(0.42)

Weighted average shares used to compute basic net income (loss) per share	62,249	59,219	60,990	58,507
Weighted average shares used to compute diluted net income (loss) per share	65,677	62,883	60,990	58,507

Exhibit 99.1
Reconciliation of GAAP versus Non-GAAP Financial Results

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP net income (loss)	$17,000	$2,652	$(34,382)	$(24,753)
Income tax expense (benefit)	38	77	(1,900)	149
Interest income and other, net	(332)	(812)	(1,567)	(3,193)
Interest expense	4,775	—	12,805	—
Depreciation and amortization	3,427	1,642	10,451	6,072
EBITDA	24,908	3,559	(14,593)	(21,725)
Change in fair value of common stock warrants	(2,819)	226	17,087	11,075
Stock-based compensation expense	13,308	18,684	58,431	58,071
Adjusted EBITDA	$35,397	$22,469	$60,925	$47,421